EXHIBIT 3.3




                                AMENDED BYLAWS OF
                          AEROGROW INTERNATIONAL, INC.





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                                AMENDED BYLAWS OF
                          AEROGROW INTERNATIONAL, INC.

                                    ARTICLE I
                                 IDENTIFICATION

Section 1.1. Name. The name of the corporation is AeroGrow International, Inc.

Section 1.2. Registered Office and Resident Agent. The address of the registered office of the corporation is 1802 North Carson Street, Suite 212, Carson City, Nevada 89701, and the name of the resident agent at this address is Presidential Services Incorporated.

Section 1.3. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of April in each year and end on the 31st day of March next following.

Section 1.4. Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine.

                                   ARTICLE II
                                      STOCK

Section 2.1. Issuance of Shares. Shares of stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

Section 2.2. Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

Section 2.3. Certificates Representing Shares. Each holder of the shares of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
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Section 2.4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and subject to applicable federal and state securities laws and contractual obligations, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 2.5. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.6. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE III
                                  STOCKHOLDERS

Section 3.1. Place of Meetings. Meetings of the stockholders of the corporation shall be held at any place within or without the State of Nevada as may be designated in the notice thereof.

Section 3.2. Annual Meetings. Annual meetings of stockholders shall be held at such date, time and place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing a Board of Directors, and transacting such other business as may properly be brought before the meeting.

Section 3.3. Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors, or any two directors at the written request (stating the purpose for which the meeting is called in accordance with Section 3.14) of the holders of not less than twenty percent (20%) of all the shares entitled to vote at the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The time, date and place of any special meeting shall be determined by the Board of Directors. In the case of a special meeting requested by stockholders, the Board of Directors shall, within 30 days from the date such request became effective in accordance with these Bylaws, set a place, time and date for such meeting, which date shall be not later than 90 days from the date such request became effective in accordance with these Bylaws.

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Section 3.4. Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a stockholder in writing of notice of a stockholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

Section 3.5. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 3.6. Proxies. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its creation, unless the stockholder provides for a longer period, not exceeding seven years in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 3.7. Action Without a Meeting. Any action that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions taken, is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion.

Section 3.8. Adjournments. Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws, the holders of a majority of the shares of stock of the corporation entitled to vote at any meeting, present in person or represented by proxy, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 3.9. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. The act of a majority of the shares so represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders, unless a greater number is required by applicable law.

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Section 3.10. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 3.11. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. The Board of Directors shall not close the books of the corporation against transfer of shares during the whole or any part of such period. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 3.12. Inspectors of Stockholders' Request for Special Meeting. In the event of the delivery, in the manner provided by Sections 3.3 and 3.14, to the corporation of the requisite request for a special meeting of stockholders, the corporation shall engage reputable independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the request. For the purpose of permitting the inspectors to perform such review, no request for a special meeting of stockholders shall be effective until such date as the independent inspectors certify to the corporation that the request delivered to the corporation in accordance with Sections 3.3 and 3.14 represents at least twenty percent (20%) of all the shares entitled to vote at the meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any such request, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Section 3.13. Effectiveness of Stockholders' Request for Special Meeting. Every stockholder request for a special meeting shall bear the date of signature of each stockholder who signs the request, and no such request shall be effective to cause the corporation to call a special meeting unless, within 60 days of the earliest dated request received in accordance with Sections 3.3 and 3.14, requests signed by twenty percent (20%) of all the shares entitled to vote at the meeting are delivered to the corporation in the manner prescribed in Sections 3.3 and 3.14. Each such request shall be valid and effective only if each stockholder submitting such request was a record holder of the shares covered by such stockholder's request both as of the date such submitting stockholder signed the request and as of the date requests signed by twenty percent (20%) of all the shares entitled to vote at the meeting are delivered to the corporation in the manner prescribed in Sections 3.3 and 3.14.

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Section 3.14. Business to be Brought Before Any Meeting of Stockholders. To be
properly brought before any meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in Section
3.3 and this Section 3.14, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in Section 3.3 and this Section
3.14. In addition to any other applicable requirements, for business to be brought before any meeting of stockholders by a stockholder of the corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice related to the business to be conducted at any annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation in the case of each subsequent annual meeting of stockholders. To be timely, a stockholder's notice related to the business to be conducted at any special meeting must be submitted to the corporation with the request for a special meeting of stockholders. A public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of stockholder notices. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting.

      Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 3.14.

      The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3.14, and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Notwithstanding the foregoing provisions of this Section 3.14, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.14.

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                                   ARTICLE IV
                               BOARD OF DIRECTORS

Section 4.1. Number and Qualifications. The business and affairs of the corporation shall be managed by a Board of Directors. The number of directors shall be fixed in such manner as may be determined by the vote of not less than a majority of the directors then in office, but shall be not less than one (1) nor more than fifteen (15). A director need not be a stockholder of the corporation.

Section 4.2. Election. At each annual meeting of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and qualified or until his earlier resignation or removal. A majority of the directors may elect from its members a chairman, who shall also serve as chairman of any annual or special meeting of the stockholders. The chairman, if any, shall hold this office until his successor shall have been elected and qualified.

Section 4.3. Vacancies. Any vacancy occurring in the Board of Directors, including vacancies resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to earlier removal or resignation.

Section 4.4. Place of Meeting. The Board of Directors meetings, annual, regular or special, may be held either within or without the State of Nevada.

Section 4.5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Nevada, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings.

Section 4.6. Special Meetings. Special meetings of the Board of Directors may be held upon notice by letter, facsimile, cable or electronic mail, delivered for transmission not later than one day immediately preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.7. Quorum. A majority of the number of directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

Section 4.8. Action Without a Meeting. Any action that may be taken at a meeting of the directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such writing(s) shall be manually executed if practicable, but if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

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Section 4.9. Resignations. Any director may resign at any time by written notice to the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.10. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 4.11. Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance at each regular or special meeting or any committee thereof. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 4.12. Removal. Except as provided in the Articles of Incorporation or by law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. The notice calling such meeting shall state the intention to act upon such matter, and, if the notice so provides, the vacancy or vacancies caused by such removal may be filled at such meeting by a vote of the majority of the shares entitled to vote at an election of directors.

Section 4.13. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee. The alternate members of any committee may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Articles of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Members of special or standing committees shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

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Section 4.14. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 4.14, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section
4.14. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the corporation, not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the corporation for the election of directors, not later than the closing of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

      In the event that a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

      No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this Section
4.14. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

      Notwithstanding the foregoing provisions of this Section 4.14, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 4.14.

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                                    ARTICLE V
                                    OFFICERS

Section 5.1. Officers. The officers of the corporation shall be appointed by the Board of Directors and may consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the directors. Any officer may resign at any time upon written notice to the Secretary of the corporation.

Section 5.2. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

Section 5.3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the directors, discharge all duties incumbent upon the presiding officer and perform such other duties as the Board of Directors may prescribe.

Section 5.4. President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of stockholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as these Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

Section 5.5. Vice President. Each Vice President shall perform such duties as these Bylaws may provide or the Board of Directors may prescribe. In the absence of the President, or if he is unable or unwilling to perform his duties, the Vice President, if only one, or such Vice President, if more than one, who is so-designated by the Board will assume the duties and responsibilities of the President.

Section 5.6. Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

Section 5.7. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

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Section 5.8. Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the corporation, provided a majority of the full Board of Directors concurs.

                                   ARTICLE VI
                  NEGOTIABLE INSTRUMENTS, DEEDS, AND CONTRACTS

      All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the corporation; all deeds, mortgages and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the President or by anyone of the following officers: Vice President, Secretary, or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders' meeting of the other corporation by the President of the corporation, if he be present: or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy designate to represent to the corporation at such stockholder's meeting.

                                   ARTICLE VII
              INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
                                AGENTS; INSURANCE

Section 7.1. Indemnity for Claims Not in Name of Corporation. The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he, acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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Section 7.2. Indemnity for Claims in Name of Corporation. The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 7.3. Success on Merits. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 7.1 and 7.2, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

Section 7.4. Determination of Standard of Conduct. Any indemnification under sections 7.1 and 7.2, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 7.01 and 7.02. Such determination shall be made:

            7.4.1 by the stockholders;

            7.4.2 by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding;
7.4.3 if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or

            7.4.4 if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

Section 7.5. Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this section.

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Section 7.6. Other Sources of Indemnity. The indemnification provided by this section: (a) does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and (b) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                  ARTICLE VIII
                                   AMENDMENTS

      The power to alter, amend or repeal these Bylaws, or adopt new Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

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